Exhibit 99.1

Virtusa Announces First Quarter 2015 Consolidated Financial Results

•                  First quarter fiscal 2015 revenue of $112.3 million increased 1% sequentially and 24% year-over-year.

•                  First quarter fiscal 2015 operating income increased 26% year-over-year to $11.2 million.

•                  First quarter fiscal 2015 diluted EPS was $0.31, compared to diluted EPS of $0.29 in the year ago period.

Westborough, MA — (August 5, 2014) Virtusa Corporation (NASDAQ GS: VRTU), a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience, today reported consolidated financial results for the first quarter fiscal year 2015, ended June 30, 2014.

First Quarter Fiscal 2015 Consolidated Financial Results

Revenue for the first quarter of fiscal 2015 was $112.3 million, an increase of 1% sequentially and 24% year-over-year in reported currency.  On a constant currency basis,(1) first quarter revenue increased 1% sequentially and 22% year-over-year.

Virtusa reported income from operations of $11.2 million for the first quarter of fiscal 2015, compared to $12.5 million for the fourth quarter of fiscal 2014, and $8.9 million for the first quarter of fiscal 2014.

Net income for the first quarter of fiscal 2015 was $9.0 million, or $0.31 per diluted share, compared to $10.0 million, or $0.35 per diluted share, for the fourth quarter of fiscal 2014, and compared to $7.5 million, or $0.29 per diluted share, for the first quarter of fiscal 2014.

The Company ended the first quarter of fiscal 2015 with $194.8 million of cash, cash equivalents, and short-term and long-term investments.(2)  Cash used for operations for the first quarter of fiscal 2015  was $2.5 million.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “This was another strong quarter driven by our differentiated value proposition which enables our clients to expand their addressable market through digital channels and improves their BAU operation through industry leading transformational solutions.  We continue to deepen our relationships across our blue chip client base, diversifying geographically and growing our non-Top 10 clients at a faster rate, further strengthening our growth platform.”

Ranjan Kalia, Chief Financial Officer, said, “We are pleased with our first quarter results, and we are positioned well for strong sequential growth throughout the fiscal year.” Mr. Kalia added, “During the quarter, we made investments in sales and marketing, business development, and billable head count in order to position ourselves to capture the large market opportunity we see for our differentiated solutions.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  Second quarter fiscal year 2015 revenue is expected to be in the range of $116.0 to $118.0 million, with diluted EPS of $0.33 to $0.35.

•                  Fiscal year 2015 revenue is expected to be in the range of $474.0 to $486.0 million, with diluted EPS of $1.46 to $1.58.

The Company’s second quarter and full fiscal year 2015 diluted EPS estimates assume an average share count of approximately 29.3 million and 29.4 million respectively, (assuming no further exercises of stock-based awards) and assume a stock price of $31.80, which was derived from the average closing price of the Company’s stock over the five trading days ended on August 4, 2014.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, August 5, 2014 at 5:00 pm Eastern time to discuss the Company’s first fiscal quarter 2015 financial results, current financial guidance, and other corporate developments.  To access this call, please dial 877-681-3367 (domestic) or 719-325-4798 (international).  The passcode is 6007730. A replay of this conference call will be available through August 12, 2014 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 6007730.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements. As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2011 - 2014 Virtusa Corporation. All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation. All other company and brand names may be trademarks or service marks of their respective holders

Footnotes

(1) To determine year-over-year constant currency revenue for the Company’s first quarter of fiscal 2015, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended June 30, 2013 of 1.54 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended June 30, 2014 of 1.69 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s first quarter of fiscal 2015, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended March 31, 2014 of 1.66 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended June 30, 2014 of 1.69 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents and short-term investments together with long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail).  Virtusa also presents its cash, cash equivalents and short term investments together with its long term investments to provide additional insight into its overall liquidity and cash position (see footnote (2) above for further detail).  These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.  Virtusa’s management believes that these non-GAAP revenue measures and liquidity presentations, when viewed with our results under U.S. GAAP and the accompanying reconciliations, are useful in providing additional information and evaluating Virtusa’s revenue and overall liquidity position. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Reconciliations of these non-GAAP revenue measures and liquidity presentations to GAAP financial measures are included in this press release.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses, including Virtusa’s most recent acquisitions of OSB Consulting LLC and TradeTech Consulting Scandinavia AB and its subsidiaries; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; restrictions on immigration or changes in immigration laws; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	June 30, 2014	March 31, 2014

Assets:
Cash and cash equivalents	$76,926	$82,761
Short-term investments	61,910	55,888
Accounts receivable, net	69,811	64,662
Unbilled accounts receivable	29,747	26,548
Prepaid expenses	13,567	9,036
Deferred income taxes	6,306	6,610
Restricted cash	2,732	2,662
Other current assets	10,820	11,922
Total current assets	271,819	260,089

Property and equipment, net	36,309	35,346
Long-term investments	56,014	62,015
Deferred income taxes	3,558	4,651
Goodwill	53,013	53,448
Intangible assets, net	26,993	28,661
Other long-term assets	5,560	5,215
Total assets	$453,266	$449,425

Liabilities:
Accounts payable	$10,038	$11,002
Accrued employee compensation and benefits	19,770	27,175
Accrued expenses and other current liabilities	27,651	27,299
Income taxes payable	2,186	1,294
Total current liabilities	59,645	66,770
Deferred income taxes	2,652	2,744
Long-term liabilities	5,694	5,841
Total liabilities	67,991	75,355

Stockholders’ equity	385,275	374,070
Total liabilities and stockholders’ equity	$453,266	$449,425

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended
	June 30,
	2014	2013

Revenue	$112,274	$90,489
Costs of revenue	72,588	57,802
Gross profit	39,686	32,687
Total operating expenses	28,456	23,758

Income from operations	11,230	8,929

Other income (expense):
Interest income	1,159	838
Foreign currency transaction (losses) gains	(155)	387
Other, net	(10)	(89)
Total other income	994	1,136

Income before income tax expense	12,224	10,065
Income tax expense	3,221	2,543

Net income	$9,003	$7,522

Net income per share of common stock:
Basic	$0.32	$0.30
Diluted	$0.31	$0.29
Weighted average number of common shares outstanding
Basic	28,476,804	25,293,101
Diluted	29,361,281	26,151,081

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Three Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$9,003	$7,522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,641	2,606
Share-based compensation expense	2,471	1,710
Reversal of contingent consideration	(1,833)	—
Provision for doubtful accounts,net	34	486
Gain on disposal of property and equipment	—	(3)
Deferred income taxes	350	—
Foreign currency loss (gains), net	155	(387)
Amortization of discounts and premiums on investments, net	316	—
Excess tax benefits from stock option exercises	(1,461)	(1,783)
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	(8,012)	(6,995)
Prepaid expenses and other current assets	(919)	1,625
Other long-term assets	(453)	(326)
Accounts payable	189	(2,524)
Accrued employee compensation and benefits	(10,032)	(4,842)
Accrued expenses and other current liabilities	2,774	(178)
Income taxes payable	874	1,310
Other long-term liabilities	403	(4)
Net cash used in operating activities	(2,500)	(1,783)
Cash flows used for investing activities:
Proceeds from sale of property and equipment	—	11
Purchase of short-term investments	—	(1,401)
Proceeds from sale or maturity of short-term investments	4,298	1,800
Purchase of long-term investments	(5,579)	(3,858)
Proceeds from sale or maturity of long-term investments	1,000	600
Increase in restricted cash	(63)	(10)
Purchase of property and equipment	(4,448)	(1,678)
Net cash used for investing activities	(4,792)	(4,536)
Cash flows provided by financing activities:
Proceeds from exercise of common stock options	441	1,293
Payment of contingent consideration related to acquisition	(441)	—
Principal payments on capital lease obligation	(3)	(5)
Excess tax benefits from stock option exercises	1,461	1,783
Net cash provided by financing activities	1,458	3,071
Effect of exchange rate changes on cash and cash equivalents	(1)	(2,983)
Net decrease in cash and cash equivalents	(5,835)	(6,231)
Cash and cash equivalents, beginning of period	82,761	57,199
Cash and cash equivalents, end of period	$76,926	$50,968

Supplemental Non-GAAP Financial Information as of June 30, 2014 and 2013

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$76,926	$50,968

Short-term investments	61,910	30,568
Long-term investments	56,014	8,126
Total short-term and long-term investments, end of period	117,924	38,694

Total cash and cash equivalents, short-term investments and long-term investments	$194,850	$89,662

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